SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or
15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2007
Santander BanCorp

(Exact name of registrant as specified in its charter)

Puerto Rico	001-15849	66-0573723

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico	00917

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 777-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 3, 2007, Santander BanCorp (the “Company”) and Santander Financial Services, Inc., a wholly owned subsidiary of the Company (“Santander Financial”), entered into a Bridge Facility Agreement (the “Facility”) with National Australia Bank Limited, through its offshore banking unit (the “Lender”). The proceeds of the Facility were used to refinance the outstanding indebtedness incurred under the previously announced agreement among the Company, Santander Financial and Banco Santander Puerto Rico, and for general corporate purposes. Under the Facility, the Company and Santander Financial had available $235 million and $465 million, respectively, all of which was drawn on October 3, 2007.
     The amounts drawn under the Facility (the “Loan”) bear interest at an annual rate equal to the applicable LIBOR rate plus 0.265% per annum, commencing on the date of the initial drawdown. Interest under the Loan is payable in monthly interest periods due on the 24th day of each month, with the first monthly interest payment due on November 24, 2007. The Company and Santander Financial did not pay any facility fee or commission to the Lender in connection with the Loan. The entire principal balance of the Loan is due and payable on March 24, 2008.
     Upon the occurrence and during the continuance of an Event of Default (as defined in the Facility) under the Facility, the Lender shall have the right to declare the outstanding balance of the Loan, together with accrued interest and any other amount owing to the Lender, due and payable on demand or immediately due for payment. In addition, the Company and Santander Financial will be required to pay interest on any overdue amounts at a default rate that is equal to the then applicable interest rate payable on the Loan plus 2% per annum.
     The Company’s and Santander Financial’s obligations to pay interest and principal under the Facility are several and not joint. However, the Company and Santander Financial are jointly and severally responsible for all other amounts payable under the Facility.
     All amounts payable by the Company and Santander Financial under the Facility shall be made without set-off or counter-claim, and free and clear of any withholding or deduction in respect of taxes, levies, imposts, deductions, charges, withholdings or duties of any nature imposed or levied on such payments. The Loan is guaranteed by Banco Santander, S.A. (“Santander Spain”), the parent of the Company. The Company and Santander Financial will pay Santander Spain a guarantee fee equal to 10 basis points (0.1%) of the principal amount of the Loan.
     The foregoing description is qualified in its entirety by reference to the Facility, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference to this Item 2.03.

Item 9.01	Exhibits
(d)	Exhibits
10.1	Bridge Facility Agreement among Santander BanCorp, Santander Financial Services, Inc. and National Australia Bank Limited.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 9, 2007

SANTANDER BANCORP
By:	/s/ María Calero
	Name:	María Calero
	Title:	Executive Vice President and Chief Accounting Officer